SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 28, 2007

TECHNEST HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27023	88-0357272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10411 Motor City Drive, Suite 650, Bethesda, MD 20817
 (Address of principal executive offices) (Zip Code)

10411 Motor City Drive, Suite 650, Bethesda, MD 20817
 (Mailing Address)

(301) 767-2810
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2007, at a meeting of the Board of Directors of Technest Holdings, Inc., a Nevada corporation, the Board of the Directors of Technest voted, in accordance with Article XI, Section 11.1 of Technest’s Amended and Restated Bylaws (“Bylaws”), to amend certain sections of its Bylaws, effective immediately, as more specifically discussed below.

The following is qualified in its entirety by reference to the full text of our Bylaw amendments, which are attached hereto as Exhibit 3.1.

Board Amendments to Bylaws

Stockholder Action by Written Consent – Amendment to Article II, Section 2.10

Section 2.10 of the Bylaws was amended to give the right of stockholders to act by written consent without a meeting.  Prior to this amendment, actions of stockholders by written consent were prohibited.  As a result of this amendment, Sections 2.6 (Voting Rights) and 9.1 (Record Date) were revised to include the reference to actions by written consent.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description	Filed with this 8-K	Incorporated by reference
			Form	Filing Date	Exhibit No.
3.1	By-law amendments.	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHNEST HOLDINGS, INC. By: /s/ Gino M. Pereira Chief Financial Officer

Date:  October 4, 2007

EXHIBIT INDEX

Exhibit No.	Description	Filed with this 8-K	Incorporated by reference
			Form	Filing Date	Exhibit No.
3.1	By-law amendments.	x